As filed with the Securities and Exchange Commission on July 12, 1996
                                              Registration No. 333-________
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                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                           BANKATLANTIC BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                               Florida 65-0507804
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                           1750 East Sunrise Boulevard
                         Fort Lauderdale, Florida 33304
          (Address of principal executive offices, including zip code)

                   BankAtlantic Bancorp 1996 Stock Option Plan
                            (Full title of the Plans)

                                  Alan B. Levan
                           BankAtlantic Bancorp, Inc.
                           1750 East Sunrise Boulevard
                         Fort Lauderdale, Florida 33304
                                 (954) 760-5000
                 (Name, address and telephone number, including
                        area code, of agent for service)

                                 With a Copy To:
                             Alison W. Miller, Esq.
                         Stearns Weaver Miller Weissler
                           Alhadeff & Sitterson, P.A.
                       150 West Flagler Street, Suite 2200
                              Miami, Florida 33130
                                 (305) 789-3200


                         Calculation of Registration Fee
================================================================================
                                      Proposed        Proposed
      Title                           maximum         maximum         Amount of
  of securities      Amount to be  offering price     aggregate     registration
 to be registered    registered(1)   per share(2)  offering price(2)    fee(2)
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Class A Common Stock,
     par value
  $.01 per share      1,000,000       $13.875        $13,875,000      $4,784.48
================================================================================

(1) Includes an additional 200,000 shares of Class A Common Stock issuable as a result of a five for four common stock split effected in the form of a 25% stock dividend which the Board of Directors approved on July 9, 1996.

(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the closing sale price of the Class A Common Stock as quoted on the Nasdaq National Market System on July 9, 1996.

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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The following documents filed by BankAtlantic Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

                  (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Commission on February 9, 1996.

                  (2)      The Company's  Quarterly  Report on Form 10-Q for the
                           quarter   ended  March  31,  1996,   filed  with  the
                           Commission on May 14, 1996.

                  (3) The Company's Current Report on Form 8-K dated April 9, 1996, filed with the Commission on May 14, 1996.

                  (4) The description of the Company's Class A Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form S-2, filed with the Commission on February 9, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Certain legal matters with respect to the legality of the issuance of the Company's Class A Common Stock offered hereby will be passed upon for the Company by Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

Item 6.           Indemnification of Directors and Officers

                  Section 607.0850 of the Florida Business Corporation Act and the Articles of Incorporation and Bylaws of the Company provide for indemnification of the Company's Directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company carries insurance permitted by the laws of the State of Florida on behalf of Directors, officers, employees or agents which may cover liabilities under the Securities Act.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits

   4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3, filed on June 5, 1996 (Registration No. 333-05287)).

   4.2            Bylaws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Registration Statement on Form S-4, filed on May 5, 1994 (Registration No. 33-77708)).

   5              Opinion of Stearns Weaver Miller Weissler Alhadeff
                  & Sitterson, P.A.

  23.1            Consent of Stearns Weaver Miller Weissler Alhadeff
                  & Sitterson, P.A.

  23.2.           Consent of KPMG Peat Marwick LLP.

  25.1 Powers of Attorney (included as part of the Signature Page of this Registration Statement).

Item 9.           Undertakings

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)       To include any prospectus required
                                            by Section 10(a)(3) of the
                                            Securities Act;

                                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof)
                                            which,   individually   or  in   the
                                            aggregate,  represent a  fundamental
                                            change in the  information set forth
                                            in the Registration Statement;

                                (iii) To include any material information with respect to the plan of distribution not previously
                                            disclosed   in   the    Registration
                                            Statement or any material  change to
                                            such information in the Registration
                                            Statement;

                           PROVIDED,  HOWEVER,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 9th day of July, 1996.

                                       BANKATLANTIC BANCORP, INC.



                                       By:    /s/ Alan B. Levan
                                              Alan B. Levan,
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Levan, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   SIGNATURE                              TITLE                       DATE


/s/ Alan B. Levan               Chairman of the Board,            July 9, 1996
ALAN B. LEVAN                   Chief Executive Officer


/s/ Jasper R. Eanes             Executive Vice President,         July 9, 1996
JASPER R. EANES                 Chief Financial Officer


/s/ John E. Abdo                Vice-Chairman of the Board        July 9, 1996
JOHN E. ABDO

/s/ John P. O'Neill             President and Director            July 9, 1996
JOHN P. O'NEILL

   SIGNATURE                              TITLE                       DATE


/s/ Frank V. Grieco             Senior Executive Vice             July 9, 1996
FRANK V. GRIECO                 President and Director


/s/ Steven M. Coldren           Director                          July 9, 1996
STEVEN M. COLDREN


/s/ Mary E. Ginestra            Director                          July 9, 1996
MARY E. GINESTRA



Bruno Di Giulian                Director


/s/ Charlie C. Winningham, II   Director                          July 9, 1996
CHARLIE C. WINNINGHAM, II

                                INDEX TO EXHIBITS



EXHIBIT NO.                     DESCRIPTION

5                      Opinion of Stearns Weaver Miller
                       Weissler Alhadeff & Sitterson, P.A.

23.1                   Consent of Stearns Weaver Miller
                       Weissler Alhadeff & Sitterson, P.A.

23.2                   Consent of KPMG Peat Marwick LLP